Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Katie L. MacGillivary as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and full power to act alone, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

(a) prepare, execute in the undersigned’s name on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID (or any successor form), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) or any rule or regulation of the SEC promulgated thereunder;

(b) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Nicholas Financial, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder (or any successor forms);

(c) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and,

(d) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the right and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the forgoing attorney-in-fact, except that in respect of any person herein appointed as an attorney-in-fact of the undersigned, this Power of Attorney shall be revoked and shall cease to be effective immediately with respect to such person at such time as such person shall no longer be employed by the Company or any of its subsidiaries. This Power of Attorney replaces any powers of attorney previously granted by the undersigned to any employee of the Company or any of its subsidiaries in respect of Section 16 of the Exchange Act, and the undersigned hereby revokes, as effective as of the date hereof, any such powers of attorney previously granted.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 12th day of July, 2016.

/s/ Todd B. Pfister

Todd B. Pfister